FOR IMMEDIATE RELEASE

CONTACTS:
John Carlson, Alanco Technologies, Inc., 480-505-4869

Alanco Reports Death of CEO Robert R. Kauffman

(Scottsdale, AZ – March 18, 2014) – Alanco Technologies, Inc. (OTCBB: ALAN) reported with deep sadness the passing of the Company’s President, Chief Executive Officer and Chairman of the Board, Robert R. Kauffman.  Mr. Kauffman had served as the President, CEO and Chairman since July 1998. His leadership will be greatly missed.

Effective as of March 14, 2014, the Company’s Board of Directors appointed John A. Carlson to serve as the President and Chief Executive Officer.  Mr. Carlson joined the Company in September 1998 as the Chief Financial Officer and Executive Vice President and was made a Director in 1999.  The Board also appointed Danielle Haney as Chief Financial Officer.  Ms. Haney joined the Company in September 2001 and has most recently served as the Corporate Controller and Corporate Secretary.  Ms. Haney will continue to serve as Corporate Secretary.  The Board has delayed action regarding the nomination or naming of a successor director.

EXCEPT FOR HISTORICAL INFORMATION, THE STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.  ALL SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO, AND ARE QUALIFIED BY, RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THOSE STATEMENTS.  THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, REDUCED DEMAND FOR OUR PRODUCTS; COMPETITIVE PRICING AND DIFFICULTY MANAGING PRODUCT COSTS; DEVELOPMENT OF NEW TECHNOLOGIES; RAPID INDUSTRY CHANGES; FAILURE OF AN ACQUIRED BUSINESS TO FURTHER THE COMPANY’S STRATEGIES; THE ABILITY TO MAINTAIN SATISFACTORY RELATIONSHIPS WITH LENDERS AND REMAIN IN COMPLIANCE WITH FINANCIAL COVENANTS AND OTHER REQUIREMENTS UNDER CURRENT BANKING AGREEMENTS; AND MARKET RISK ASSOCIATED WITH HOLDING ORBCOMM STOCK.
# # #